Exhibit 16(b)
POWER OF ATTORNEY
     The undersigned Directors of Master Large Cap Series LLC, (the “Master LLC”) hereby authorize Howard Surloff, Denis R. Molleur, Donald C. Burke, Neal J. Andrews and Edward Baer, or any of them, as attorney-in-fact, to sign on his or her behalf, in the capacities indicated with respect to the Master LLC, any Registration Statement or post-effective amendment thereto of the BlackRock Balanced Capital Fund, Inc. or any series thereof that invests or proposes to invest in the Master LLC, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.
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     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 28th day of January 2009.

Signature	Title	Signature	Title

/s/David O. Beim	Director/Trustee	/s/Robert C. Robb, Jr.	Director/ Trustee

David O. Beim		Robert C. Robb, Jr.

/s/Ronald W. Forbes	Director/Trustee	/s/Toby Rosenblatt	Director/ Trustee

Ronald W. Forbes		Toby Rosenblatt

/s/Dr. Matina Horner	Director/Trustee	/s/Kenneth L. Urish	Director/ Trustee

Dr. Matina Horner		Kenneth L. Urish

/s/Rodney D. Johnson	Director/Trustee	/s/Frederick W. Winter	Director/ Trustee

Rodney D. Johnson		Frederick W. Winter

/s/Herbert I. London	Director/Trustee	/s/Richard S. Davis	Director/ Trustee

Herbert I. London		Richard S. Davis

/s/Cynthia A. Montgomery	Director/Trustee	/s/Henry Gabbay	Director/Trustee

Cynthia A. Montgomery		Henry Gabbay

/s/Joseph P. Platt, Jr.	Director/Trustee
Joseph P. Platt, Jr.